CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-295388) and on Form S-8 (Nos. 333-231523, 333-233710, 333-239277, 333-258577, 333-264273, 333-270067, 333-276494, 333-278933, 333-280406, 333-282121, 333-291254 and 333-297830) of CareDx, Inc. of our report dated May 29, 2026 relating to the financial statements of Naveris, Inc., which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 16, 2026